Exhibit 99.2

WAIVER

This Waiver (this “Waiver”) is entered into as of the 4th day of October, 2017, by and between Helios and Matheson Analytics Inc., a Delaware corporation with offices located at Empire State Building, 350 5th Avenue, New York, New York 10118 (the “Company”) and the investor signatory hereto (the “Holder”), with reference to the following facts:

A.           Prior to the date hereof, pursuant to that Securities Purchase Agreement, dated as of August 15, 2017, by and between the Company and the Holder (as amended prior to the date hereof, the “August Securities Purchase Agreement”), the Company issued to the Holder, among other things, a senior secured convertible note, convertible into shares of Common Stock, in accordance with the terms of thereof (the “August Note”, as converted the “August Conversion Shares”), which was paid for, in part, by a promissory note issued by the Holder to the Company (the “August Investor Note”). Capitalized terms not defined herein shall have the meaning as set forth in the August Securities Purchase Agreement.

B.           Pursuant to the terms of the August Securities Purchase Agreement, the Company also agreed that for the period commencing on August 15, 2017 and ending on the 90th Trading Day after the Applicable Date (provided that such period shall be extended by the number of calendar days during such period and any extension thereof contemplated by this proviso on which any Registration Statement is not effective or any prospectus contained therein is not available for use or any Current Public Information Failure exists or, if later, until such time after the Applicable Date as the Equity Conditions (as defined in the Notes) are initially satisfied in full) (the “Restricted Period”), neither the Company nor any of its Subsidiaries would directly or indirectly issue, offer, sell, grant any option or right to purchase, or otherwise dispose of (or announce any issuance, offer, sale, grant of any option or right to purchase or other disposition of) any equity security or any equity-linked or related security (including, without limitation, any “equity security” (as that term is defined under Rule 405 promulgated under the 1933 Act), any Convertible Securities (as defined below), any debt, any preferred stock or any purchase rights) (any such issuance, offer, sale, grant, disposition or announcement (whether occurring during the Restricted Period or at any time thereafter and whether pursuant to a public or private offering) is referred to as a “Subsequent Placement”) other than certain permitted offerings of Excluded Securities, including, without limitation, the right (the “New Offering Right”) at any time no December Notes, February Notes, or Series B Notes remain outstanding, to effect one or more Subsequent Placements of shares of Common Stock and/or Convertible Securities, each at a New Issuance Price (as defined in the Warrant and as calculated in accordance with Section 2(b) of the Warrant) of at least $3.00 per share of Common Stock (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events) (the foregoing restrictions, the “Offering Restrictions”).

C.           Prior to the date hereof, pursuant to that certain Amendment and Exchange Agreement, dated September 19, 2017 (as amended prior to the date hereof, the “Exchange Agreement”), the Holder waived, in part, the Offering Restrictions to permit the Company’s offer, sale or issuance of shares of Common Stock and/or Convertible Securities in one or more private Subsequent Placements, each at a New Issuance Price (as defined in the Warrant and as calculated in accordance with Section 2(b) of the Warrant) of at least $3.00 per share of Common Stock (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events) and not constituting a Variable Rate Transaction (each a “Permitted PIPE”).

D.           The Company and the Holder desire to further waive, in part, their rights under the Offering Restrictions and the Exchange Agreement as provided herein.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

1.           Waiver. Effective as of the initial time the August Investor Note is no longer outstanding (the “Effective Time”, and the voluntary prepayment by the Holder of the August Investor Note to effect the Effective Time, the “Prepayment”), the Company hereby waives (a) any right to, directly or indirectly, effect a Permitted PIPE or exercise any New Offering Right prior to November 15, 2017 and (b) during the period commencing on November 15, 2017 through the later of (x) December 15, 2017 and (y) thirty calendar days after the earlier to occur of (I) the first date on which the resale by the Investor Buyers of the Registrable Securities required to be filed on the initial Registration Statement (as defined in the Registration Rights Agreement) (after giving effect to any cutbacks required by the SEC) pursuant to the Registration Rights Agreement is declared effective by the SEC (and each prospectus contained therein is available for use on such date) or (II) the first date on which all of the Registrable Securities are eligible to be resold by the Investor Buyers pursuant to Rule 144 (or, if a Current Public Information Failure has occurred and is continuing, such later date after which the Company has cured such Current Public Information Failure) (the “New Restricted Period”), waives any right to, directly or indirectly, effect any Permitted PIPE or exercise any New Offering Right except for $3 million in gross proceeds raised from one or more Subsequent Placements of Permitted PIPEs and/or exercise of New Offering Rights (in each case, not constituting a Variable Rate Transaction) occurring during the New Restricted Period (each, a “New Permitted Offering”). Effective upon the earlier of (x) the calendar day immediately following the Restricted Period and (y) such time as no December Notes, February Notes, Series A Notes or Series B Notes remain outstanding, the Holder hereby waives the Offering Restrictions. For the avoidance of doubt, the Company hereby acknowledges and reaffirms the Offering Restrictions and agrees to comply with the additional offering restrictions created hereunder, after giving effect to the waiver in this Section 1, not to, directly or indirectly, effect a Permitted PIPE or exercise any New Offering Right prior to November 15, 2017 and not to, directly or indirectly, effect any Permitted PIPE or exercise any New Offering Right during the New Restricted Period other than pursuant to New Permitted Offerings.

2.           Prepayment. On or prior to the date hereof, the Holder shall effect the Prepayment in accordance with the Flow of Funds Letter attached hereto as Exhibit A (including, without limitation, the withholding and payment Legal Counsel Expense Amount (as defined below).

3.           Ratifications. Except as otherwise expressly provided herein, each of the August Securities Purchase Agreement, the Exchange Agreement and each other Transaction Document (as defined in the August Securities Purchase Agreement), is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects.

2

4.           No Material Non-Public Information. The Company hereby represents and warranties to the Holder that neither the waivers and transactions contemplated hereby, nor anything contained herein, constitute material non-public information and, as of the time of execution of this Waiver, the Company has disclosed all material, non-public information (if any) provided up to such time to the Holder by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents. The Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement with respect to the transactions contemplated by this Waiver, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Holder or any of their affiliates, on the other hand, as of the time of execution of this Waiver shall terminate. Neither the Company, its Subsidiaries nor the Holder shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Company shall be entitled, without the prior approval of the Holder, to make a press release or other public disclosure with respect to such transactions as is required by applicable law and regulations. Without the prior written consent of the Holder (which may be granted or withheld in the Holder’s sole discretion), except as required by applicable law, the Company shall not (and shall cause each of its Subsidiaries and affiliates to not) disclose the name of the Holder in any filing, announcement, release or otherwise.

5.           Fees. The Company shall reimburse Kelley Drye & Warren LLP, counsel to the Holder, for its fees and expenses in connection with the structuring, documentation, negotiation of this Waiver, and all other outstanding amounts owed by the Company to Kelley Drye & Warren LLP pursuant to any other agreement by and between the Company and the Holder, in an aggregate amount equal to $15,000 (“Legal Counsel Expense Amount”), by instructing the Holder in the Flow of Funds Letter to withhold the Legal Counsel Expense Amount from the Prepayment and pay such Legal Counsel Expense Amount directly to Kelley Drye & Warren LLP on or prior to the Effective Time.

6.           Miscellaneous Provisions. Section 9 of the August Securities Purchase Agreement is hereby incorporated by reference herein, mutatis mutandis.

[The remainder of the page is intentionally left blank]

3

IN WITNESS WHEREOF, Holders and the Company have executed this Waiver as of the date set forth on the first page of this Waiver.

COMPANY:

HELIOS AND MATHESON ANALYTICS INC.

By:
Name: Theodore Farnsworth
Title: Chief Executive Officer

4

IN WITNESS WHEREOF, Holders and the Company have executed this Waiver as of the date set forth on the first page of this Waiver.

HOLDER:

By:
Name:
Title:

5